______________________________________

AMENDMENT NO. 1

Dated as of November 1, 2004

to

POOLING AND SERVICING AGREEMENT

Dated as of November 1, 2004

among

GREENWICH CAPITAL ACCEPTANCE, INC.,

Depositor,

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

Seller,

WELLS FARGO BANK, N.A.,

Master Servicer, Securities Administrator and Custodian,

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

CHARLIE MAC TRUST 2004-2

Mortgage Loan Pass-Through Certificates, Series 2004-2

______________________________________

THIS AMENDMENT NO. 1, dated as of November 1, 2004 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of November 1, 2004, among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (in such capacity, the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”), as securities administrator (in such capacity, the “Securities Administrator”) and as custodian (in such capacity, the “Custodian”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Seller, the Master Servicer and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, the parties hereto wish to amend the Pooling and Servicing Agreement as set forth herein;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to conform the terms thereof to the description thereof provided in the Prospectus;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.

Amendments to Article I.

The following new definition is added to Article I of the Pooling and Servicing Agreement immediately following the definition of “Request for Release”:

“Required Coupon”:  With respect to Loan Group 1, 5.000% per annum.  With respect to Loan Group 2, 6.000% per annum.

SECTION 3.  Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, Seller and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  The Trustee makes no representation or warranty as to validity or sufficiency of this Amendment.

SECTION 4.  Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, Seller, Master Servicer, Securities Administrator, Custodian and Trustee.

SECTION 5.  Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6.  Severability Of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7.  Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Custodian and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,

as Depositor

By:/s/Vinu Phillips

Name: Vinu Phillips

Title:    Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

as a Seller

By:/s/Prue Larocca

Name: Prue Larocca

Title:   Managing Director

WELLS FARGO BANK, N.A.,

as Master Servicer, Securities Administrator and Custodian

By:/s/Diane Courtney

Name: Diane Courtney

Title:   VP

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:/s/Karen R. Beard

Name: Karen R. Beard

Title:   Vice President